Exhibit 99.1

Nordson Corporation Reports Fiscal Year 2020 Third Quarter Results

  Sales were $538 million, a 4% year-over-year decrease
  Operating profit was $112 million, or 21% of sales
  EBITDA was $148 million, or 28% of sales
  Earnings were $1.49 per diluted share
  Adjusted earnings were $1.42 per diluted share, a 12% decrease from prior year

WESTLAKE, Ohio--(BUSINESS WIRE)--August 19, 2020--Nordson Corporation (Nasdaq: NDSN) today reported results for the third quarter of fiscal year 2020. For the quarter ended July 31, 2020, sales were $538 million, a 4% decrease compared to the prior year’s third quarter sales of $560 million. The diversity of our end market exposure and broad global customer base contributed to the sales performance in the quarter. The sales decrease was primarily organic, as the benefits from the recent acquisition of Fluortek were offset by unfavorable currency impacts.

Operating profit in the quarter was $112 million, or 21% of sales. Excluding non-recurring charges associated with cost structure simplification actions and the amortization of the step-up in acquired inventory, adjusted operating profit was $120 million, a 9% decrease compared to the prior year’s adjusted operating profit. EBITDA, which is defined as adjusted operating profit plus depreciation and amortization, in the quarter totaled $148 million, or 28% of sales.

Net income was $87 million, and earnings per diluted share were $1.49. Adjusted earnings, which excludes non-recurring charges, discrete tax benefits of $12 million and a non-cash, non-operating pension settlement charge of $3 million, totaled $83 million, or $1.42 per share.

“Throughout the quarter, our team remained focused on protecting the health and safety of our employees and responding to the needs of our customers,” commented Sundaram Nagarajan, president and chief executive officer. “At the same time, we made solid progress on our long-term strategic priorities by acquiring Fluortek, a high-quality medical company, and leveraging the next generation of the Nordson Business System – the NBS Next growth framework – to prioritize investments that will drive profitable growth and identify opportunities to simplify our cost structure.”

Third Quarter Segment Results

Industrial Precision Solutions sales of $289 million decreased approximately 6% compared to the prior year’s third quarter. Stable performance of those product lines serving consumer non-durable end markets was offset by weakness in sales of product lines serving industrial end markets. Operating profit, which included $3 million in structural cost reduction actions, totaled $75 million. Adjusted operating profit was $78 million, or 27% of sales, a decrease of 13% from the prior year adjusted operating profit.

Advanced Technology Solutions sales of $249 million decreased approximately 2% compared to the prior year’s third quarter. The Fluortek acquisition increased sales approximately 2%, which was more than offset by organic volume declines and unfavorable currency impacts. Sales volume increases in test and inspection product lines serving electronics end markets and stable demand in medical product lines were offset by weakness in fluid dispense product lines serving industrial end markets. Operating profit, which included $3 million of structural cost reduction actions and the amortization of the step-up in acquired inventory, totaled $50 million. Adjusted operating profit was $53 million, or 21% of sales, which was in line with prior year profits.

Outlook

“Given the challenging macro-economic environment, I am very pleased with our performance in the quarter and the progress we are making in aligning the organization,” Nagarajan stated. “We will continue to invest in these uncertain times and remain optimistic about the potential of the highly diversified and differentiated Nordson portfolio.”

While the short-term environment remains difficult to predict, we expect fiscal fourth quarter revenue to be commensurate with to slightly better than fiscal third quarter revenue based on the current order entry trends and order backlog. Weekly order entry rates have improved from the lower levels experienced during the third quarter. Entering the fourth quarter, trailing four-week order entry is 93% of prior year levels and backlog totaled $423 million. Operating profit is forecasted to improve modestly in the fiscal fourth quarter compared to the third quarter, as cost reduction initiatives begin to deliver benefits.

Nordson management will provide additional commentary on these results and outlook during a conference call Thursday, August 20, 2020 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions, financial, and market conditions, currency exchange rates and devaluations, possible acquisitions including the Company’s ability to successfully integrate acquisitions; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and on its Form 10-Q with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation engineers, manufactures and markets differentiated products and systems used for the precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test and inspection, UV curing and plasma surface treatment, all supported by application expertise and direct global sales and service. Nordson serves a wide variety of consumer non-durable, durable and technology end markets including packaging, nonwovens, electronics, medical, appliances, energy, transportation, construction, and general product assembly and finishing. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in more than 35 countries. Visit Nordson on the web at http://www.nordson.com, @Nordson_Corp, or www.facebook.com/nordson.

Attachment #1
NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except for per-share amounts)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Nine Months Ended
	July 31, 2020	July 31, 2019	July 31, 2020	July 31, 2019

Sales	$538,181	$559,746	$1,562,575	$1,608,775
Cost of sales	257,373	257,123	728,975	735,647
Gross margin	280,808	302,623	833,600	873,128
Gross profit %	52.2%	54.1%	53.3%	54.3%

Selling & administrative expenses	168,753	172,347	521,423	529,675
Operating profit	112,055	130,276	312,177	343,453

Interest expense - net	(6,880)	(10,989)	(24,047)	(35,085)
Other income (expense) - net	(9,668)	210	(12,943)	(4,546)
Income before income taxes	95,507	119,497	275,187	303,822

Income taxes	8,526	25,569	44,123	69,404

Net Income	$86,981	$93,928	$231,064	$234,418

Weighted-average common shares outstanding:
Basic	57,693	57,395	57,679	57,463
Diluted	58,427	58,117	58,404	58,183

Earnings per share:
Basic	$1.51	$1.64	$4.01	$4.08
Diluted	$1.49	$1.62	$3.96	$4.03

Attachment #2
NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

CONSOLIDATED BALANCE SHEET

	July 31, 2020	October 31, 2019

Cash and cash equivalents	$221,783	$151,164
Receivables - net	498,283	530,765
Inventories - net	310,557	283,399
Other current assets	50,075	45,867
Total current assets	1,080,698	1,011,195

Property, plant & equipment - net	414,982	398,895
Goodwill	1,701,914	1,614,739
Other assets	622,364	491,618
	$3,819,958	$3,516,447

Current maturities of long-term debt	$43,598	$168,738
Accounts payable and accrued liabilities	303,620	308,888
Total current liabilities	347,218	477,626

Long-term debt	1,221,082	1,075,404
Other liabilities	481,746	382,372
Total shareholders' equity	1,769,912	1,581,045
	$3,819,958	$3,516,447

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	July 31, 2020	July 31, 2019

Cash flows from operating activities:
Net Income	$231,064	$234,418
Depreciation and amortization	84,164	83,331
Other non-cash items	8,751	14,699
Changes in working capital	(14,021)	(96,017)
Net cash provided by operating activities	309,958	236,431

Cash flows from investing activities:
Additions to property, plant and equipment	(36,096)	(46,002)
Acquisitions	(125,260)	(12,110)
Other - net	(1,836)	193
Net cash used in investing activities	(163,192)	(57,919)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	1,740	36,009
Repayment of finance lease obligations	(5,814)	(4,442)
Dividends paid	(65,737)	(60,325)
Issuance of common shares	46,304	17,275
Purchase of treasury shares	(51,897)	(118,124)
Net cash used in financing activities	(75,404)	(129,607)

Effective of exchange rate change on cash	(743)	3,262
Net change in cash and cash equivalents	70,619	52,167
Cash and cash equivalents:
Beginning of period	151,164	95,678
End of period	$221,783	$147,845

Attachment #3
NORDSON CORPORATION
SALES BY SEGMENT AND GEOGRAPHIC REGION
(Dollars in thousands)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

	Three Months Ended		Sales Variance
SALES BY SEGMENT	July 31, 2020	July 31, 2019	Organic	Acquisition	Currency	Total

Industrial precision solutions	$288,965	$306,648	-4.5%	-	-1.3%	-5.8%
Advanced technology solutions	249,216	253,098	-3.3%	1.8%	-	-1.5%

Total sales	$538,181	$559,746	-4.0%	0.8%	-0.7%	-3.9%

	Three Months Ended		Sales Variance
SALES BY GEOGRAPHIC REGION	July 31, 2020	July 31, 2019	Organic	Acquisition	Currency	Total

United States	$183,508	$190,460	-4.4%	0.8%	-	-3.6%
Americas	38,265	47,040	-17.5%	4.2%	-5.4%	-18.7%
Europe	132,107	143,449	-7.6%	0.3%	-0.6%	-7.9%
Japan	31,226	30,488	0.6%	0.4%	1.4%	2.4%
Asia Pacific	153,075	148,309	3.7%	0.3%	-0.8%	3.2%

Total sales	$538,181	$559,746	-4.0%	0.8%	-0.7%	-3.9%

	Nine Months Ended		Sales Variance
SALES BY SEGMENT	July 31, 2020	July 31, 2019	Organic	Acquisition	Currency	Total

Industrial precision solutions	$835,038	$871,925	-2.8%	-	-1.4%	-4.2%
Advanced technology solutions	727,537	736,850	-2.1%	1.1%	-0.3%	-1.3%

Total sales	$1,562,575	$1,608,775	-2.5%	0.5%	-0.9%	-2.9%

	Nine Months Ended		Sales Variance
SALES BY GEOGRAPHIC REGION	July 31, 2020	July 31, 2019	Organic	Acquisition	Currency	Total

United States	$560,941	$551,510	1.2%	0.5%	-	1.7%
Americas	106,021	123,159	-12.0%	1.8%	-3.7%	-13.9%
Europe	394,554	425,650	-6.0%	0.5%	-1.8%	-7.3%
Japan	90,353	89,566	-1.1%	0.3%	1.7%	0.9%
Asia Pacific	410,706	418,890	-1.3%	0.3%	-1.0%	-2.0%

Total sales	$1,562,575	$1,608,775	-2.5%	0.5%	-0.9%	-2.9%

Attachment #4
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA
(Dollars in thousands)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

	Three Months Ended				Nine Months Ended
	July 31, 2020		July 31, 2019		July 31, 2020		July 31, 2019

SALES BY SEGMENT
Industrial precision solutions	$288,965		$306,648		$835,038		$871,925
Advanced technology solutions	249,216		253,098		727,537		736,850
Total sales	$538,181		$559,746		$1,562,575		$1,608,775

OPERATING PROFIT
Industrial precision solutions	$74,744		$88,811		$207,603		$229,702
Advanced technology solutions	49,952		53,562		140,928		150,882
Corporate	(12,641)		(12,097)		(36,354)		(37,131)
Total operating profit	$112,055		$130,276		$312,177		$343,453

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$2,813		$543		$3,477		$1,809
Advanced technology solutions	3,413		835		6,383		835
Corporate	1,387		-		1,387		192
Total adjustments	$7,613		$1,378		$11,247		$2,836

ADJUSTED OPERATING PROFIT (NON-GAAP)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$77,557	27%	$89,354	29%	$211,080	25%	$231,511	27%
Advanced technology solutions	53,365	21%	54,397	21%	147,311	20%	151,717	21%
Corporate	(11,254)		(12,097)		(34,967)		(36,939)
Total operating profit - adjusted	$119,668	22%	$131,654	24%	$323,424	21%	$346,289	22%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$8,588		$8,699		$25,732		$25,671
Advanced technology solutions	17,738		17,581		51,980		51,785
Corporate	2,174		1,563		6,452		5,875
Total depreciation & amortization	$28,500		$27,843		$84,164		$83,331

EBITDA (NON-GAAP)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$86,145	30%	$98,053	32%	$236,812	28%	$257,182	29%
Advanced technology solutions	71,103	29%	71,978	28%	199,291	27%	203,502	28%
Corporate	(9,080)		(10,534)		(28,515)		(31,064)
Total EBITDA	$148,168	28%	$159,497	28%	$407,588	26%	$429,620	27%
(1) Represents charges associated with our 2020 and 2019 acquisitions, and costs and adjustments related to cost structure simplification actions.

Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations.
Adjusted operating profit is defined as operating profit plus certain adjustments, such as cost structure simplification actions, and non-cash inventory charges related to acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

Attachment #5
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY
(Dollars in thousands)

THIRD QUARTER PERIOD
Period Ended July 31, 2020
(Unaudited)

	Three Months Ended		Nine Months Ended
GAAP AS REPORTED	July 31, 2020	July 31, 2019	July 31, 2020	July 31, 2019
Operating profit	$112,055	$130,276	$312,177	$343,453
Other / interest income (expense) - net	(16,548)	(10,779)	(36,990)	(39,631)
Net income	86,981	93,928	231,064	234,418
EPS diluted	$1.49	$1.62	$3.96	$4.03

Shares outstanding - diluted	58,427	58,117	58,404	58,183

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$1,229	$188	$1,229	$188
Severance and other	6,384	1,190	10,018	2,648

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$2,508	$-	$2,508	$-

Total adjustments	$10,121	$1,378	$13,755	$2,836

Adjustments net of tax	$7,966	$1,071	$10,825	$2,195
Other discrete tax items	$(11,816)	$(1,068)	$(14,491)	$740
EPS effect of adjustments and other discrete tax items	$(0.07)	$0.00	$(0.06)	$0.05

NON-GAAP MEASURES - ADJUSTED PROFITABILITY
Operating profit	$119,668	$131,654	$323,424	$346,289
Operating profit % of sales	22.2%	23.5%	20.7%	21.5%
Net income	$83,131	$93,931	$227,398	$237,353
EPS diluted	$1.42	$1.62	$3.89	$4.08
Adjusted operating profit is defined as operating profit plus certain adjustments such as cost structure simplification actions and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
Adjusted EPS is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management does not consider the effects of the adjustments identified above in evaluating the core operational activities of the Company. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names.
Amounts may not add due to rounding.

Contacts

Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com